EXHIBIT 24.1


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                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of Vincent J. Varca or Gregory P. Petroski as his true and lawful attorney-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agents, may lawfully do or cause to be done by virtue hereof.


Signature                        Capacity                      Date
---------                        --------                      ----

/s/ Deryck C. Maughan         President (Principal          February 28, 1997
-----------------------       Executive Officer)
Deryck C. Maughan

/s/ David C. Fisher           Treasurer (Principal          February 28, 1997
-----------------------        Financial and Principal
David C. Fisher               Accounting Officer)

/s/ Gregory P. Petroski       Director and Assistant         February 28, 1997
-----------------------       Secretary
Gregory P. Petroski

/s/ Thomas G. Maheras         Director                       February 28, 1997
-----------------------
Thomas G. Maheras

/s/ Robert J. Mcginnis        Director                       February 28, 1997
-----------------------
Robert J. McGinnis